CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of French Peak Resources, Inc. (the “Company”) on Form 10-QSB for the period ending February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Waters, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending February 28, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ending February 28, 2006, fairly presents, in all material respects, the financial condition and results of operations of French Peak Resources, Inc.

Dated: May 25, 2006

FRENCH PEAK RESOURCES, INC.

By:	/s/ Robert Waters Chief Executive Officer and Chief Financial Officer